As filed with the Securities and Exchange Commission on February 4, 2009

Registration No. 333-129021

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

NEXITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	63-0523669
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3680 Grandview Parkway, Suite 200 Birmingham, Alabama	35243
(Address of Principal Executive Offices)	(Zip Code)

INCENTIVE STOCK COMPENSATION PLAN

(Full title of plan)

Greg L. Lee

Chairman and Chief Executive Officer

Nexity Financial Corporation

3680 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(Name and address of agent for service)

(205) 298-6391

(Telephone number, including area code, of agent for service)

Copies of communications to:

Michael D. Waters, Esq.

Balch & Bingham LLP

1901 Sixth Avenue N., Suite 2600

Birmingham, Alabama 35201

(205) 251-8100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SHARES

On January 29, 2009, the Board of Directors of Nexity Financial Corporation unanimously voted to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended, by filing a Form 15 with the SEC.

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (“Amendment No. 1”) amends the Registration Statement on Form S-8 (File No. 333-129021) filed by Nexity Financial Corporation (the “Company”) on October 14, 2005 to register 2,250,000 shares of the Company’s Common Stock, par value $.01 per share, reserved for issuance under the Incentive Stock Compensation Plan (the “Prior Registration Statement”). This Amendment No. 1 is filed to deregister all securities that were previously registered and have not been sold or otherwise issued as of the date of the filing of this amendment under the Incentive Stock Compensation Plan of the Company and for which the above referenced Prior Registration Statement has remained in effect.

Item 8.	Exhibits

The following exhibit is filed as part of this Amendment No. 1 on Form S-8:

Exhibit No.	Description
24.1	Power of Attorney (included on signature page and incorporated by reference from the signature page of the original registration statement on Form S-8 dated October 14, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Prior Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 4th day of February, 2009.

NEXITY FINANCIAL CORPORATION

By:	/s/ Greg L. Lee
Name:	Greg L. Lee
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Prior Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Greg L. Lee	Chairman and Chief Executive Officer (Principal Executive Officer)	February 4, 2009
Greg L. Lee

/s/ David E. Long	President and Director	February 4, 2009
David E. Long

/s/ John J. Moran John J. Moran	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	February 4, 2009

*	Director	February 4, 2009
R. Bradford Burnette

/s/ Mark A. Stevens	Director	February 4, 2009
Mark A. Stevens

*	Director	February 4, 2009
Randy K. Dolyniuk

*	Director	February 4, 2009
Tommy E. Looper

*	Director	February 4, 2009
Denise N. Slupe

*	Director	February 4, 2009
William L. Thornton, III

*By:	/s/ Greg L. Lee
Greg L. Lee
Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description
24.1	Power of Attorney (included on signature page and incorporated by reference from the signature page of the original registration statement on Form S-8 dated October 14, 2005).